UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2006

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337
Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On February 21, 2006, our Board of Directors and the Board of our subsidiary, The East Carolina Bank (the “Bank”), based on the recommendation of their joint Compensation Committee, approved:

(a)	increases (effective January 1, 2006) in the annual rate at which base salary is paid by the Bank to our Chief Executive Officer, Arthur H. Keeney III under his employment agreement with the Bank, and the annual rates at which base salary is paid by the Bank to our other three named executive officers;

(b)	the amounts of cash bonuses to be paid by the Bank pursuant to our Incentive Plan for 2005 to our Chief Executive Officer and other three named executive officers; and

(c)	our grant to our Chief Executive Officer and other three named executive officers of options to purchase shares of our common stock pursuant to the terms of our Omnibus Stock Ownership and Long Term Incentive Plan.

The 2006 base salary rate and 2005 cash bonus amount approved by the Boards for each named executive officer are listed in Exhibit 10.1 to this Report. The numbers of shares for which stock options were granted to our named executive officers, together with the exercise price, term and vesting schedule of each option, are listed in Exhibit 10.2 to this Report.

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2006, we announced our financial condition and results of operations at, and for the quarter and year ended, December 31, 2005. A copy of our press release is being furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits. Exhibits 10.1 and 10.2 listed below are being filed with this Report, and Exhibit 99.1 listed below is being furnished with this Report.

Exhibit No.	Exhibit Description
10.1	Schedule listing 2006 base salary rates and 2005 cash bonus amounts of named executive officers

10.2	Schedule listing number of shares of our common stock for which a purchase option was granted to each of our named executive officers, together with the exercise price, term and vesting schedule of each option

99.1	Copy of our press release dated February 22, 2006

Disclosures About Forward Looking Statements

Statements in this Report and its exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available through our Internet

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website at www.ecbbancorp.com or directly through the Commission’s website at www.sec.gov. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on our banking and operations facilities and on our customers and the communities in which we do business, and general economic conditions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: February 22, 2006	By:	/S/ Gary M. Adams
Gary M. Adams
Chief Financial Officer

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